[TEXT]


                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549
                             ___________________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported):  July 8, 1999

                           Cistron Biotechnology, Inc.
             (Exact name of registrant as specified in charter)

   Delaware                         0-15271               22-2487972
(State or other jurisdiction    (Commission File       (IRS Employer
 of incorporation)               Number)                Identification No.)


10 Bloomfield Avenue, Pine Brook, New Jersey              07058
(Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code:  (973) 575-1700

                                Not Applicable
       (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------
        On Thursday, July 8, 1999, Cistron Biotechnology, Inc. (the "Company") purchased an aggregate of 5,558,406 shares of the Company's common stock, $.01 par value per share ("Common Stock").

        The Company purchased 5,058,406 shares of Common Stock (the
"Large Block Shares") from Dr. Harvey Wm. Glasser ("Glasser") under a purchase agreement between the Company and Glasser dated as of June 21, 1999. Glasser had previously acquired from the Bankruptcy Estate of Dr. Henry Grausz ("Grausz"), a former director and former executive officer of the Company and one of its founders. The purchase price for the Large Block Shares was $1,150,000 or $0.2274 per share.

        On July 8, 1999, the Company also purchased 500,000 shares of its Common Stock from the Bankruptcy Estate of Grausz for a purchase price of $113,700 or $0.2274 per share under a purchase agreement dated as of June 30, 1999. The closing of the transaction with Glasser had been conditioned upon the Company having offered the Bankruptcy Estate of Grausz the right to sell 500,000 shares of Common Stock held by the estate to the Company on the same terms and conditions and the same per share price as the purchase of the Large Block Shares, subject to the Company having consummated the purchase of the Large Block Shares.

        The 5,558,406 shares of Common Stock purchased by the Company from Glasser and the Bankruptcy Estate of Grausz will be treated as treasury stock. After giving effect to the purchases of shares from Glasser and the Bankruptcy Estate of Grausz and the exercise of options to purchase 1,365,960 shares of Common Stock by Bruce C. Galton, the Company's former Chief Executive Officer, at the close of business on July 8, 1999, the Company had approximately
19.5 million shares outstanding.


Item 7. Financial Statements, Pro Forma Financial Information
        and Exhibits.
        -----------------------------------------------------

        (c) Exhibits.  The following exhibits are filed herewith:
            ---------

        No.                         DESCRIPTION
        ---                         -----------

        10.22 Purchase Agreement, dated as of June 21, 1999, between Dr. Harvey Wm. Glasser and Cistron Biotechnology, Inc.

        10.23 Purchase Agreement, dated as of June 30, 1999, between the Bankruptcy Estate of Dr. Henry Grausz and Cistron Biotechnology, Inc.

        99.1    Press release, dated July 9, 1999.

                                SIGNATURES
                                ----------

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Cistron Biotechnology, Inc.
                                        (Registrant)


                                        By: /s/Franklin J. Iris
                                            -------------------
                                            Franklin J. Iris
                                            Chief Financial Officer

Dated:  July 12, 1999

                            EXHIBIT INDEX
                            -------------

Exhibit
Number                       Description
-------                      -----------

10.22 Purchase Agreement, dated as of June 21, 1999, between Dr. Harvey Wm. Glasser and Cistron Biotechnology, Inc.

10.23 Purchase Agreement, dated as of June 30, 1999, between the Bankruptcy Estate of Dr. Henry Grausz and Cistron Biotechnology, Inc.

99.1            Press release, dated July 9, 1999.